UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 275-S
Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 283-0280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 28, 2022, Vineet R. Jindal notified Reneo Pharmaceuticals, Inc. (the “Company”) of his intention to resign from his position as the Company’s Chief Financial Officer, effective as of March 31, 2022 (the “Separation Date”).

(e)

On February 2, 2022, in connection with Mr. Jindal’s resignation, the Company entered into a Transition, Separation and Consulting Agreement with Mr. Jindal (the “Agreement”).

The Agreement provides that until the Separation Date, (i) Mr. Jindal will continue to (a) serve as the Company’s Chief Financial Officer, (b) receive a base salary of $385,000 per year and (c) be eligible for the Company’s standard benefits and (ii) Mr. Jindal’s outstanding equity awards (the “Equity Awards”) will continue to vest according to the terms of the Company’s 2014 Equity Incentive Plan, as amended, and the Company’s 2021 Equity Incentive Plan (the “Equity Plans”), as applicable, and the applicable grant documents but that such vesting will cease as of the Separation Date.

In connection with the separation, and contingent upon Mr. Jindal’s execution of a standard release of claims (the “Release”), the Company has agreed to (i) pay Mr. Jindal, as severance, continued payment of his base salary for a period of nine months, (ii) provide coverage under COBRA for up to 12 months and (iii) accelerate the vesting of the Equity Awards that are subject to time-based vesting requirements as if Mr. Jindal had completed an additional 12 months of service with the Company as of the Separation Date.

Additionally, pursuant to the Agreement, the Company has agreed, subject to Mr. Jindal’s execution of the Release, to engage Mr. Jindal as a consultant for a period of 12 months from the Separation Date (the “Consulting Period”). As consideration for his consulting services, (i) Mr. Jindal will receive cash compensation at the rate of $375 per hour and (ii) the Company has agreed to extend the period of time during which Mr. Jindal may exercise any vested, outstanding and unexercised stock options as of the Separation Date to the earliest of (i) three months following the termination of the Consulting Period, (ii) the applicable expiration date of such stock options, and (iii) such earlier date as provided or permitted under the Equity Plans.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reneo Pharmaceuticals, Inc.

Date: February 2, 2022	By:	/s/ Gregory J. Flesher
Gregory J. Flesher Chief Executive Officer